Exhibit 1.01

GLENBOROUGH REALTY TRUST INCORPORATED

Common Stock

Underwriting Agreement

March 8, 2004

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described.

Ladies and Gentlemen:

From time to time Glenborough Realty Trust Incorporated, a corporation organized and existing under the laws of Maryland (the “Company”) and the general partner of Glenborough Properties, L.P. (the “Operating Partnership”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain shares of its common stock par value $0.001 per share (the “Shares”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Firm Shares”). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of shares, specified in such Pricing Agreement as provided in Section 3 hereof (the “Optional Shares”). The Firm Shares and the Optional Shares, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Designated Shares.”

The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto.

1. Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase any of the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of the Firm Shares, the maximum number of Optional Shares, if any, the initial public offering price of such Firm and Optional Shares or the manner of determining such price, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters, the number of such Designated Shares to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm and Optional Shares, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-70463) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing). Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained”, “included”, “stated”, “described in” or “referred to” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Additionally, all references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares. The Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulations S-T under the Securities Act) was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Shares. There are no contracts or other documents required to be described in the Prospectus as amended or supplemented or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described, filed or incorporated by reference therein as required.

(d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries (any such change with respect to any entity being referred to herein as a “Material Adverse Change”), otherwise than as set forth or contemplated in the Prospectus.

(e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Company and the Operating Partnership.

(f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the partnership agreement of the Operating Partnership, the certificate of incorporation or by-laws of the Company or any of the subsidiaries of the Company or Operating Partnership or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties or assets, except for those violations or conflicts that would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Designated Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the Designated Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Shares by the Underwriters.

(g) All of the outstanding shares of common stock of the Company are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Designated Shares, when issued, delivered and sold in accordance with this Agreement, were or will be, as the case may be, duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as amended or supplemented and in the descriptions thereof incorporated by reference in the Prospectus. The common stock of the Company, including the Designated Shares, conform to the description thereof contained in the Registration Statement and the Prospectus. The Company is the sole general partner of the Operating Partnership; the partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms; all of the partnership interests in the Operating Partnership have been duly and validly authorized and issued and (except as described in the Prospectus) the partnership interests owned directly or indirectly by the Company in the Operating Partnership are free and clear of all liens, encumbrances, equities or claims. All issued and outstanding securities of the Operating Partnership have been duly and validly authorized and issued in compliance with the federal and state securities laws.

(h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of California. The Company is duly qualified and in good standing as a foreign corporation, and the Operating Partnership has been duly qualified and is in good standing as a foreign limited partnership, in each jurisdiction in which the character or location of its respective properties (owned, leased or licensed) or the nature or conduct of its respective business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. Each of the Company and the Operating Partnership has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except for the absence of which individually or in the aggregate would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(i) Each subsidiary of the Company or the Operating Partnership has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its organization. Each subsidiary of the Company or the Operating Partnership is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. Each subsidiary of the Company and the Operating Partnership has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except for the absence of which individually or in the aggregate would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. All of the capital stock or partnership units in each subsidiary of the Company or the Operating Partnership has been duly and validly authorized and issued and (except as described in the Prospectus) the capital stock or partnership units in each such subsidiary owned directly or indirectly by the Company or the Operating Partnership, as the case may be, is free and clear of all liens, encumbrances, equities or claims.

(j) Except as described or incorporated by reference in the Prospectus, there is no litigation or governmental proceeding to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or to which any property of the Company, the Operating Partnership or any of their respective subsidiaries is subject or which is pending or, to the knowledge of the Company and the Operating Partnership, contemplated against the Company, the Operating Partnership or any of their respective subsidiaries which might result in any Material Adverse Change which might materially and adversely affect the transactions contemplated by this Agreement or which is required to be disclosed in the Registration Statement or the Prospectus or in any documents incorporated by reference therein. The descriptions of litigation matters in the Prospectus under the captions “Risk Factors—Risks of Litigation” and the descriptions of such matters incorporated by reference in the Prospectus are complete and accurate in all material respects.

(k) Except as stated in this Agreement and in the Prospectus, neither the Company nor the Operating Partnership nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Designated Shares.

(l) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the results of operations, change in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of the Company and its consolidated subsidiaries. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Other than the historical statements (and schedules) included in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the Act or the Rules and Regulations to be included therein.

(m) Except as described or incorporated by reference in the Prospectus, no holder of securities of the Company or the Operating Partnership has any rights to the registration of securities of the Company or securities of the Operating Partnership that are convertible, exchangeable or exercisable for securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

(n) Except as described in the Prospectus, the Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(l) above or elsewhere in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are described in the Prospectus and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, the Operating Partnership or any of their respective subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company, the Operating Partnership or their respective subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Operating Partnership or any of their respective subsidiaries.

(o) The Company, the Operating Partnership and their respective subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns, all such returns are true, correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except insofar as the failure to file such returns would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole. The Company, the Operating Partnership and their respective subsidiaries have made adequate charges, accruals and reserves in their respective financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Operating Partnership or any of their respective subsidiaries has not been finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

(p) Except as described in the Prospectus, the Company, the Operating Partnership and each of their respective subsidiaries are insured by recognized financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks that the Company believes are adequate to insure against potential losses, with such policies including, but not limited to, policies covering real and personal property owned or leased by the Company, the Operating Partnership or any of their respective subsidiaries against theft, damage, destruction, acts of vandalism and such other risks. Neither the Company nor the Operating Partnership has any reason to believe that they or any of their respective subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change in the Company, the Operating Partnership or any of their respective subsidiaries. Neither the Company, the Operating Partnership nor any of their respective subsidiaries has been denied any insurance coverage for which it has sought or applied.

(q) Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change in the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, (i) neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of any federal, state, local or foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Operating Partnership or any of their respective subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Operating Partnership or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Operating Partnership or any of their respective subsidiaries is in any such violation; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company, the Operating Partnership or any of their respective subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, or any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership or any of their respective subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or any of their respective subsidiaries or, to the best knowledge of the Company or the Operating Partnership, against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of knowledge of the Company and the Operating Partnership, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Operating Partnership or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

(r) In the ordinary course of their business, the Company and the Operating Partnership conduct periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnership and their respective subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of their established reserves, the Company and the Operating Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change in the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

(s) The Company elected to be taxed as a “real estate investment trust” (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), effective beginning with its taxable year ended December 31, 1996. The Company has at all times commencing with its taxable year ended December 31, 1996 been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and intends to continue to be organized and operate in such manner so as to remain so qualified.

(t) The common stock of the Company (including the Designated Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or delisting its common stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(u) Neither the Company, the Operating Partnership nor any of their respective subsidiaries is, or, after giving effect to the issue and sale of the Shares by the Company will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(v) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(w) Any certificate signed by an officer of the Company or the Operating Partnership and delivered to the Underwriters or their counsel shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as the case may be, as to the matters covered thereby.

(x) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(y) The statements set forth in the Prospectus under the captions “Description of Debt Securities”, “Description of Preferred Stock”, “Description of Common Stock”, and “Description of Warrants”, insofar as they purport to constitute a summary of the terms of the stock, under the captions

“Certain Federal Income Tax Considerations” and “Federal Income Tax Consequences”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(z) KPMG, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(aa) The Company and the Operating Partnership and their respective subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company and the Operating Partnership business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus (a) to the knowledge of the Company there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or the Operating Partnership’s rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company and the Operating Partnership infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(bb) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) No relationship, direct or indirect, exists between or among any of the Company and the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and the Operating Partnership on the other hand, which is required pursuant to the rules and regulations of the Commission promulgated under the Act or the Exchange Act to be described in the Prospectus which is not so described.

(dd) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and the Operating Partnership on the one hand and any person on the other hand that would give rise to a valid claim against the Company, the Operating Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ee) Each of the Company and the Operating Partnership and each of their subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Neither the Company, the Operating Partnership nor any of their respective subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of either the Company or the Operating Partnership or any of their respective subsidiaries, has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any material provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) To the knowledge of the Company and the Operating Partnership and except as disclosed in the Registration Statement and the Prospectus, the Company, the Operating Partnership and their subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of Goldman, Sachs & Co. and (ii) do not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of Goldman, Sachs & Co.

3. Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

The Company may specify in the Pricing Agreement applicable to any Designated Shares that the Company thereby grants to the Underwriters the right (an “Additional Shares Option”) to purchase at their election up to the number of Optional Shares set forth in such Pricing Agreement, on the terms set forth in the Prospectus (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

The number of Optional Shares to be added to the number of Firm Shares to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Shares shall be, in each case, the number of Optional Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Shares to be so added shall be, in each case, that proportion of Optional Shares which the number of Firm Shares to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Designated Shares to be purchased by all the

Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Shares set forth in Schedule I to such Pricing Agreement plus the aggregate number of Optional Shares which the Underwriters elect to purchase.

4. Certificates for the Firm Shares and the Optional Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance as specified in such Pricing Agreement, (i) with respect to the Firm Shares, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery” and (ii) with respect to the Optional Shares, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the “Second Time of Delivery.” Each such time and date for delivery is herein called a “Time of Delivery.”

5. The Company and the Operating Partnership jointly and severally covenant and agree with each of the Underwriters of any Designated Shares:

(a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Shares in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Shares and prior to any Time of Delivery for such Shares which shall be disapproved by the Representatives for such Shares promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery for such Shares and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of such Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Pricing Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Designated Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives;

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(h) The Company will apply the proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus as amended or supplemented; and

(i) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky Memorandum (up to $5,000), closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s) (up to $5,000); (iv) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (v) listing the Shares on the New York Stock Exchange; (vi) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vii) the cost of preparing certificates for the Shares; (viii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder and under any Additional Shares Options which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership in or incorporated by reference in the Pricing Agreement relating to such Designated Shares are, at and as of each Time of Delivery for such Designated Shares, true and correct, the condition that the Company and the Operating Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to such Designated Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions dated each Time of Delivery for such Designated Shares, with respect to the matters covered in paragraphs (i), (iv) (with respect to due formation only), (xi) (with respect to the

Designated Shares only), (xiv) and (xvii) of subsection (c) below as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Counsel for the Company shall have furnished to the Representatives their written opinions dated such Time of Delivery for such Designated Shares, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

(iii) The Company has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and in the Prospectus.

(iv) The Operating Partnership has been duly formed under the laws of the State of California, with a stated term beyond the term of the documents being executed in connection with the transactions contemplated hereby; the partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by the effect of general principles of equity; and all of the partnership interests in the Operating Partnership have been duly and validly authorized and issued and (except as described in the Prospectus) the partnership interests owned directly or indirectly by the Company are free and clear of all liens, encumbrances, equities or claims. All issued and outstanding securities of the Operating Partnership have been duly and validly authorized and issued in compliance with the federal and state securities laws.

(v) The Operating Partnership has been duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole.

(vi) The Operating Partnership has all requisite power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

(vii) Each subsidiary of the Company or the Operating Partnership that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) (collectively, the “Material Subsidiaries”) has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its organization.

(viii) Each Material Subsidiary is duly qualified and in good standing as a foreign corporation or partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries taken as a whole.

(ix) Each Material Subsidiary has all requisite power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

(x) All of the capital stock or partnership units in each Material Subsidiary has been duly and validly authorized and issued and (except as described in the Prospectus) such capital stock or partnership units owned directly or indirectly by the Company or the Operating Partnership, as the case may be, are free and clear of all liens, encumbrances, equities or claims.

(xi) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus as amended or supplemented. All of the outstanding shares of common stock are duly and validly authorized and issued, are fully paid and nonassessable. The Designated Shares to be delivered at such Time of Delivery have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The common stock of the Company and the Designated Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus as amended or supplemented.

(xii) To the best knowledge of such counsel and other than as described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xiii) The common stock of the Company currently outstanding is listed, and the Designated Shares to be sold under this Agreement to the Underwriters are duly authorized for listing, on the NYSE.

(xiv) This Agreement and the Pricing Agreement and the transactions contemplated herein and therein have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Company and the Operating Partnership.

(xv) To the best knowledge of such counsel and other than as described in the Prospectus, there is no litigation or governmental proceeding to which the Company, the Operating Partnership or any of the Material Subsidiaries is a party or to which any property of the Company, the Operating Partnership or any of the Material Subsidiaries is subject or which is pending or contemplated against the Company, the Operating Partnership or any of the Material Subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, business prospects, properties, operations, condition (financial or other) or results of operations of the Company, the Operating Partnership and their respective subsidiaries taken as a whole, which might materially and adversely affect the transactions contemplated by this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus. The descriptions of litigation matters in the Prospectus under the caption “Risk Factors—Risks of Litigation” are complete and accurate in all material respects.

(xvi) The execution, delivery, and performance of this Agreement and the Pricing Agreement with respect to the Designated Shares and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Material Subsidiaries pursuant to any agreement, instrument, franchise, license or permit known to such counsel to which the Company, the Operating Partnership or any of the Material Subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound that is material to the Company, the Operating Partnership and their subsidiaries, taken as a whole (collectively, the “Material Contracts”) or (B) violate or conflict with any provision of the partnership agreement of the Operating Partnership, the certificate of incorporation or by-laws of the Company or any of the Material Subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Operating Partnership or any of the Material Subsidiaries or any of their respective properties or assets, except with respect to subclause (A) only for those violations or conflicts that would not have a material adverse effect on the Company, the Operating Partnership and their subsidiaries, taken as a whole. To such counsel’s knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Operating Partnership or any of the Material Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated hereby and thereby, except for (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Securities Act or the rules of the NYSE.

(xvii) At the time the Registration Statement became effective and on the date hereof, the Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) complied and comply as to form in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

(xviii) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(xix) Each of the Registration Statements, including any Rule 462(b) Registration Statement, is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of either Registration Statement or any post-effective amendment thereof or the Rule 462(b) Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Regulations has been made in the manner and within the time period required by such Rule 424(b).

(xx) To the best knowledge of such counsel and except as described or incorporated by reference in the Prospectus, no holder of securities of the Company or the Operating Partnership has any rights to the registration of securities of the Company or securities of the Operating Partnership that are convertible, exchangeable or exercisable for securities of the Company because of the filing of either Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

(xxi) Commencing with its taxable year ended December 31, 1996, the Company has at all times been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxii) The Operating Partnership has at all times been properly treated (A) as a partnership for federal income tax purposes and (B) not as an association or publicly traded partnership taxable as a corporation.

(xxiii) Neither the Company, the Operating Partnership nor any Material Subsidiary is, or, after giving effect to the issue and sale of the Shares by the Company will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(xxiv) The statements in the Prospectus under the captions “Description of Debt Securities”, “Description of Preferred Stock”, “Description of Common Stock”, “Description of Warrants”, “Risk Factors—Material Tax Risks”, “Certain Provisions of the Company’s Charter and Bylaws and Stockholders’ Rights Plan”, “Certain Federal Income Tax Considerations” and “Federal Income Tax Consequences” and in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or by-law provisions, legal documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and, as of the date of the Prospectus as amended or supplemented and as of such Time of Delivery, fairly present and summarize, in all material respects, the matters referred to therein.

(xxv) Counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

(xxvi) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the

Operating Partnership, representatives of the independent public accountants for the Company and the Operating Partnership and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or incorporated by reference therein, on the basis of the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information incorporated by reference therein or deemed to be part of the Registration Statement, as amended (except for financial statements, supporting schedules and other financial and statistical data derived from such financial statements included or omitted therefrom, as to which such counsel need make no statement)) or any subsequent amendment thereof made prior to the Time of Delivery as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, including the documents incorporated or deemed to be incorporated by reference therein (except for financial statements, supporting schedules and other financial and statistical data derived from such financial statements included or omitted therefrom, as to which counsel need make no statement), as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxvii) In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the United States and California, any other jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ Counsel) of other counsel familiar with the applicable laws and reasonably acceptable to Underwriters’ Counsel; provided, that such opinion shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Operating Partnership and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company, the Operating Partnership and their respective subsidiaries, provided that such opinion shall state that such counsel and the Underwriters are justified in so relying upon any such certificate. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriters and they are justified in relying thereon.

(d) On the date of the Pricing Agreement for such Designated Shares and at each Time of Delivery for such Designated Shares, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto (a draft of the form of letter to be delivered on the date of the Pricing Agreement for such Designated Shares is attached as Annex I(a) hereto and a draft of the form of letter to be delivered at the Time of Delivery for such Designated Shares is attached as Annex I(b) hereto), and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended relating to the Designated Shares;

(f) On or after the date of the Pricing Agreement relating to the Designated Shares (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(g) On or after the date of the Pricing Agreement relating to the Designated Shares there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares or Optional Shares or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Shares;

(h) The Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement relating to such Designated Shares; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Shares certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

(k) On or prior to the date of this Agreement, the Representatives shall have received lock-up agreements in form and substance satisfactory to counsel for the Representatives (the “Lock-up Agreements”) from each of the executive officers and directors of the Company.

     8. (a) The Company and the Operating Partnership jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company or the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

(b) Each Underwriter will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company or the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

(e) The obligations of the Company and the Operating Partnership under this Section 8 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Operating Partnership and to each person, if any, who controls the Company and the Operating Partnership within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Firm Shares or Optional Shares which it has agreed to purchase under the Pricing Agreement relating to such Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Shares or Optional Shares, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

(b) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Shares or Optional Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Firm Shares or Optional

Shares, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Shares or the Additional Shares Option relating to such Optional Shares, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Operating Partnership, or any officer or director or controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

11. If any Pricing Agreement or Additional Shares Option shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Shares or Optional Shares with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 6 and 8 hereof; but, if for any other reason, Designated Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

12. In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company or the Operating Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Operating Partnership and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the Operating Partnership and each person who controls the Company, the Operating Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of each Pricing Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.

Very truly yours,

GLENBOROUGH REALTY TRUST INCORPORATED

By:	/s/ ANDREW BATINOVICH
Name:	Andrew Batinovich
Title:	Chief Executive Officer and President

GLENBOROUGH PROPERTIES, L.P.

By:	Glenborough Realty Trust Incorporated

By:	/s/ STEPHEN R. SAUL
Name:	Stephen R. Saul
Title:	Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

ANNEX I

Pricing Agreement

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

[        ], 2004

Ladies and Gentlemen:

Glenborough Realty Trust Incorporated, a corporation organized and existing under the laws of Maryland (the “Company”) and the sole general partner of Glenborough Properties, L.P. (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March [    ], 2004 (the “Underwriting Agreement”), between the Company and the Operating Partnership on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Shares specified in Schedule II hereto (the “Designated Shares” consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on

Annex I-1

the terms referred to in the paragraph above for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

GLENBOROUGH REALTY TRUST INCORPORATED

By:
Name:
Title:

GLENBOROUGH PROPERTIES, L.P.

By:	Glenborough Realty Trust Incorporated

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Annex I-2

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Goldman, Sachs & Co.
[Names of other Underwriters]

Total

Annex I-3

SCHEDULE II

Title of Designated Shares:

Number of Designated Shares:

Number of Firm Shares:

Maximum Number of Optional Shares:

Initial Offering Price to Public:

$[    ] per Share

Purchase Price by Underwriters:

$[    ] per Share

Commission Payable to Underwriters:

$[    ] per Share

Form of Designated Shares:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

[Describe any blackout provisions with respect to the Designated Shares]

Time of Delivery:

        a.m. (New York City time),             , 2004

Closing Location:

Names and Addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

Annex I-4

ANNEX II

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”) and are attached hereto;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

Annex II-1

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or

Annex II-2

stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Shares for purposes of the letter delivered at the Time of Delivery for such Designated Shares.

Annex II-3